UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_______________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 27, 2014

First Horizon National Corporation

(Exact Name of Registrant as Specified in Charter)

TN	001-15185	62-0803242
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

165 MADISON AVENUE MEMPHIS, TENNESSEE	38103
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code - (901) 523-4444

(Former name or former address, if changed from last report)

_____________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Furnished as Exhibit 99.1 is a copy of First Horizon’s press release related to the matters discussed below. The press release was issued on May 28, 2014.

The exhibit is furnished pursuant to this Item 7.01. The exhibit speaks as of its date. First Horizon does not assume any obligation to update in the future any information contained in the exhibit.

Item 8.01. Other Events.

On May 27, 2014 First Tennessee Bank National Association entered into an agreement to purchase thirteen bank branches. First Tennessee expects the purchase of the branches to close later this year, subject to approval by regulators and customary closing conditions. First Tennessee is a subsidiary of First Horizon National Corporation.

The branches are in communities in Middle and East Tennessee including Waverly, Columbia, Lawrenceburg, Lewisburg, Sparta, Rockwood, Greeneville, Kingston, Bristol, Johnson City and Kingsport. First Tennessee will assume approximately $660 million of deposits at a deposit premium of 3.32 percent based on deposit balances near the time the transaction closes. First Tennessee will acquire an immaterial amount of loans as part of the transaction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished pursuant to Item 7.01, is not to be considered “filed” under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and shall not be incorporated by reference into any of First Horizon’s previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act.

Exhibit #	Description
99.1	Text of Press Release issued May 28, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Horizon National Corporation
(Registrant)

Date: May 28, 2014	By: /s/ William C. Losch, III
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

The following exhibit is furnished pursuant to Item 7.01, is not to be considered “filed” under the Exchange Act, and shall not be incorporated by reference into any of First Horizon’s previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act.

Exhibit #	Description
99.1	Text of Press Release issued May 28, 2014.